EXHIBIT 99.1

Platinum Energy Solutions, Inc. Announces Postponement of Initial Public Offering

HOUSTON, TX (February 2, 2012) — Platinum Energy Solutions, Inc. announced today that it has postponed its initial public offering due to unfavorable market conditions. Platinum’s registration statement on Form S-1, as filed with the U.S. Securities and Exchange Commission, has not been withdrawn and the company expects to continue to evaluate the timing for the offering.

A registration statement relating to this offering was filed with the U.S. Securities and Exchange Commission, but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Platinum Energy Solutions, Inc.

Platinum Energy Solutions, Inc. is a Houston, Texas based oilfield services provider specializing in premium hydraulic fracturing, coiled tubing and other pressure pumping services. The Company utilizes modern, high pressure-rated fracturing equipment that allows it to handle challenging geological environments, reduce operating costs, increase asset utilization and deliver excellent customer service.

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